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                                                                   Exhibit 10.12

                                   Appendix H


                               AMENDMENT NO. 1 TO
                UNITED ROAD SERVICES, INC. 1998 STOCK OPTION PLAN

            The United Road Services, Inc. 1998 Stock Option Plan (the "Plan") is hereby amended pursuant to the following provisions:

            1. Definitions. All capitalized terms used in this amendment which
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are not otherwise defined herein shall have the respective meanings given such terms in the Plan.

            2. Limitation on Awards to Eligible Participants. Section 3 of the
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Plan is hereby amended and restated in its entirety as follows:

            The Company may grant Options under this Plan only to (i) persons who, at the time of such grant, are directors, officers and/or employees of the Company and/or any of its Subsidiaries, and (ii) persons who, and entities which, at the time of such grant, are independent contractors, consultants or advisers of the Company and/or any of its Subsidiaries (collectively, "Eligible Participants"). No person or entity will be an Eligible Participant following his, her or its Termination of Eligibility Status and no Option may be granted to any person or entity other than an Eligible Participant. In no event may any one Eligible Participant be granted stock options for more than 250,000 shares of Common Stock in the aggregate per calendar year.

            3. Option Pool. Section 4 of the Plan is hereby amended and restated
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in its entirety as follows:

            In no event will the Company issue, in the aggregate, more than 327,889 Shares (the "Option Pool") pursuant to the exercise of all Options granted under this Plan, exclusive of those Option Shares that may be reacquired by the Company by repurchase or otherwise. At all times while Options granted under this Plan are outstanding, the Company will reserve for issuance for the purposes hereof a sufficient number of authorized and unissued Shares to fully satisfy the Company's obligations under all such outstanding Options.

            4. Administration. The first sentence of Section 5 of the Plan is
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hereby amended and restated in its entirety as follows:

            This Plan will be administered and interpreted by the Board or by a committee consisting of two or more members of the Board who are "outside directors" within the meaning of Section 162(m) of the Code, appointed by the Board for such purpose (the Board, or such committee, referred to herein as the "Administrator").
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            5. Effective Date; Construction. This amendment shall be effective
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as of the date approved by the stockholders of the Company and shall be deemed to be a part of the Plan as of such date. In the event of any inconsistencies between the provisions of the Plan and this amendment, the provisions of this amendment shall control. Except as modified by this amendment, the Plan shall continue in full force and effect without change.